EXHIBIT 21


                         LIST OF SUBSIDIARIES OF THE COMPANY
                               (AS OF MARCH 20, 1998)

                        ENTITY                        PLACE OF INCORPORATION
            Amplitudes, Incorporated                        Connecticut
            Canberra Corporation (Dormant)                  Delaware
            Canberra-Packard International, Inc.            Barbados
            Packard Instrument Company, Inc.                Delaware
            Aquila Technologies Group, Inc.                 New Mexico
            Canberra-Packard Inc. (Dormant)                 Delaware
            Canberra-Packard Pty. Ltd.                      Australia
            Canberra-Packard Ges m.b.h.                     Austria
            Canberra-Packard Benelux NV SA
              (includes Canberra-Packard
              Danish branch)                                Belgium
            Canberra Semiconductor NV                       Belgium
            Packard Instrument S.A.                         France
            Canberra Electronique S.A.                      France
            Canberra-Packard GmbH                           Germany
            Canberra-Packard Ltd.                           Great Britain
            Canberra-Packard s.r.l.                         Italy
            Packard BioScience BV                           The Netherlands
            Canberra-Packard Trading Corp.                  Russia
            Canberra-Packard AG                             Switzerland
            PIISA (Dormant)                                 Panama
            Packard Japan KK                                Japan


NOTE:  ALL OF THE ABOVE ARE 100%, WHOLLY-OWNED SUBSIDIARIES WITH THE EXCEPTION
OF PACKARD JAPAN KK; THE COMPANY IS CURRENTLY IN THE PROCESS OF ACQUIRING THE
REMAINING MINORITY INTEREST IN PACKARD JAPAN KK.





